Exhibit 3.2

FIRST AMENDMENT TO

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

HUDSON PACIFIC PROPERTIES, L.P.

a Maryland limited partnership

June 13, 2025

This First Amendment (this “Amendment”) to the Fifth Amended and Restated Agreement of Limited Partnership, dated as of November 16, 2021 (as amended through the date hereof, the “Partnership Agreement”), of Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Partnership”), is made as of June 13, 2025, by, HUDSON PACIFIC PROPERTIES, INC., a Maryland corporation, as the General Partner. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Partnership Agreement.

WHEREAS, Section 4.2.C. and 4.3.E of the Partnership Agreement provides for the issuance by the Partnership to the General Partner of Partnership Equivalent Units in the same number and having designations, preferences and other rights substantially similar to the designations, preferences and other rights of New Securities issued by the General Partner;

WHEREAS, pursuant to Section 4.3.E of the Partnership Agreement, the General Partner will contribute the proceeds from the issuance of such New Securities, and from the conversion, redemption, exchange or exercise of such New Securities, to the Partnership immediately following the closing of the issuance of such New Securities;

WHEREAS, pursuant to Sections 7.3.C(4) and 7.3.C(10) of the Partnership Agreement, the Partnership Agreement may be amended by the General Partner to reflect the issuance of additional Partnership Interests in accordance with Section 4.2 and, subject to Section 16.7, to set forth the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders of any additional Partnership Interests issued pursuant to Article 4; and

WHEREAS, the General Partner and the Partnership believe it is desirable and in the best interest of the Partnership to amend the Partnership Agreement as set forth herein.

NOW, THEREFORE, pursuant to the authority contained in Section 4.2.A. and 7.3.C. of the Partnership Agreement, the General Partner hereby amends the Partnership Agreement as follows:

1. Designation and Number. A series of Partnership Equivalent Units, designated as pre-funded warrants to purchase up to 71,863,597 common units (the “Unit Warrants”), is hereby established, having the preferences, conversion and other rights, voting powers and rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the form of Warrant to Purchase Common Units attached as Annex A hereto (the “Form of Unit Warrant”). Upon the issuance of any Unit Warrants, the General Partner shall record the issuance thereof on the books and records of the Partnership as appropriate to reflect such issuance and shall not be required to amend Exhibit A to the Partnership Agreement.

2. Distributions. A Holder of a Unit Warrant shall be entitled to participate in any distribution pursuant to Article 5 or Article 13 of the Partnership Agreement to holders of Common Units to the extent set forth in the Form of Unit Warrant.

3. Allocations. A Holder of a Unit Warrant shall be allocated Net Income and Net Loss pursuant to Article 6 of the Partnership Agreement to the same extent as a Holder of a number of Common Units equal to the number of Warrant Units (as defined in the Form of Unit Warrant) issuable upon exercise of such Unit Warrant.

4. Effect of Amendment. In the event of any inconsistencies between this Amendment and the Agreement, the terms of this Amendment shall govern. Except as provided for herein, all other terms and conditions of the Agreement shall remain unchanged and the parties hereto reaffirm the terms and conditions of such Agreement.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

HUDSON PACIFIC PROPERTIES, INC.,
a Maryland corporation

By:	/s/ Mark T. Lammas
Name: Mark T. Lammas
Its: President and Treasurer

Annex A

Form of Unit Warrant

HUDSON PACIFIC PROPERTIES, L.P.

FORM OF WARRANT TO PURCHASE COMMON UNITS

Number of Units: [ • ] (subject to adjustment)

Warrant No. CU – [ • ]	Original Issue Date: June 13, 2025

WHEREAS, Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Company”), Hudson Pacific Properties, Inc., a Maryland corporation (the “Holder”), and certain other parties entered into an Underwriting Agreement, dated June 11, 2025, pursuant to which the Holder has on the date hereof (the “Original Issue Date”) issued warrants (the “Registered Warrants”) to purchase up to [ • ] shares of common stock, par value $0.01 per share (the “Common Stock”), of the Holder (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”);

NOW, THEREFORE, the Company hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [ • ] Common Units (as defined in the Company’s Fifth Amended and Restated Agreement of Limited Partnership, dated as of November 16, 2021 (as the same may be amended or modified from time to time, the “Partnership Agreement”)) of the Company (each such unit, a “Warrant Unit” and all such units, the “Warrant Units”) at an exercise price per unit equal to $0.01 per unit (as adjusted from time to time as provided in Section 3 herein, the “Exercise Price”) upon surrender of this Warrant to Purchase Common Units (the “Warrant”) at any time and from time to time on or after the Original Issue Date and, subject to the following terms and conditions:

5. EXERCISE AND DURATION OF WARRANTS.

a.	All or any part of this Warrant shall be exercisable by the registered Holder in the manner set forth herein at any time and from time to time on or after the Original Issue Date.

b.

In the event that any Registered Warrant is exercised in accordance with its terms, this Warrant shall require the Holder, subject to the provisions of this Warrant, to purchase from the Company, a number of Warrant Units equal to the number of Warrant Shares issued pursuant to such exercise of such Registered Warrant, at the Exercise Price, subject to the adjustments provided in Section 3 hereof.

c.

In the event that any Registered Warrant is exercised in accordance with its terms, this Warrant shall automatically be deemed to be exercised substantially concurrently with the corresponding exercise of the Registered Warrant, in the same manner as the corresponding Registered Warrant is exercised pursuant to its terms, with no further action by the Holder or the Company other than (i) the issuance and delivery of the Warrant Units pursuant to Section 2 below and (ii) payment in full of the Exercise Price for each Common Unit as to which the Warrant is exercised (which may, if the Registered Warrant is exercised on a “cashless” basis, take the form of a “cashless exercise”) and any and all applicable taxes due in connection with the exercise of the

Annex A-2

Warrant. If such Warrant shall not have been exercised in full, the Company shall issue to the Holder a new book-entry position for the number of Warrant Units as to which such Warrant shall not have been exercised. The Holder acknowledges and agrees that following the purchase of a portion of the Warrant Units hereunder, the number of Warrant Units available for purchase hereunder at any given time may be less than the amount stated on the face hereof. The Holder shall maintain records showing the number of Warrant Units purchased and the date of such purchases.

6. ISSUANCE OF WARRANT UNITS UPON EXERCISE. AS SOON AS PRACTICABLE AFTER THE EXERCISE OF ANY WARRANT AND THE CLEARANCE OF THE FUNDS IN PAYMENT OF THE EXERCISE PRICE (UNLESS SUCH WARRANT IS EXERCISED IN THE FORM OF A “CASHLESS EXERCISE” PURSUANT TO SECTION 4 BELOW), THE COMPANY SHALL ISSUE TO THE HOLDER THE NUMBER OF COMMON UNITS TO WHICH IT IS ENTITLED, REGISTERED IN THE HOLDER’S NAME, AND SHALL AMEND EXHIBIT A OF THE PARTNERSHIP AGREEMENT AND THE BOOKS AND RECORDS OF THE COMPANY AS APPROPRIATE TO REFLECT SUCH ISSUANCE. THE COMPANY COVENANTS THAT ALL WARRANT UNITS SO ISSUABLE AND DELIVERABLE SHALL, UPON ISSUANCE AND THE PAYMENT OF THE APPLICABLE EXERCISE PRICE, IF APPLICABLE, IN ACCORDANCE WITH THE TERMS HEREOF, BE DULY AND VALIDLY AUTHORIZED, ISSUED AND FULLY PAID AND NON-ASSESSABLE.

7. CERTAIN ADJUSTMENTS. THE EXERCISE PRICE AND NUMBER OF WARRANT UNITS ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO ADJUSTMENT FROM TIME TO TIME AS SET FORTH IN THIS SECTION 3.

a.

Adjustments to Registered Warrants. If, at any time while this Warrant is issued and outstanding, any adjustment is made pursuant to Section 9 of the Registered Warrant that would affect either (i) the number of Warrant Shares to be issued pursuant to the exercise of the Registered Warrants or (ii) the Exercise Price (as defined in the Registered Warrant) of the Registered Warrant, then such adjustment shall apply to this Warrant mutatis mutandis.

b.

Pro Rata Distributions. If the Company, at any time while this Warrant is issued and outstanding, distributes to all holders of Common Units for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Units covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then the Holder shall be entitled to receive the Distributed Property that such Holder would have been entitled to receive in respect of the number of Warrant Units issuable upon exercise of this Warrant had the Holder been the record holder of such Warrant Units immediately prior to the record date for the determination of holders of Common Units entitled to receive such Distributed Property without regard to any limitation on exercise contained therein.

Annex A-3

c.

Fundamental Transactions. If, at any time while this Warrant is issued and outstanding there occurs a Fundamental Transaction (as defined in the Registered Warrant), then (a) this Warrant shall automatically be exercised in full in a “cashless exercise” pursuant to Section 4 below effective immediately prior to and contingent upon the consummation of such Fundamental Transaction and (b) following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property in the Fundamental Transaction as the holders of Common Units were entitled to receive in the Fundamental Transaction.

d.	Calculations. All calculations under this Section 3 shall be made to the nearest one-millionth of one cent or the nearest unit, as applicable.

e.

Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 3, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Units or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

8. PAYMENT OF CASHLESS EXERCISE PRICE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT THAT THE REGISTERED WARRANTS ARE EXERCISED THROUGH A “CASHLESS EXERCISE” PURSUANT TO SECTION 9 OF THE REGISTERED WARRANTS, THE HOLDER SHALL SATISFY ITS OBLIGATION TO PAY THE EXERCISE PRICE THROUGH A “CASHLESS EXERCISE”, IN WHICH EVENT THE COMPANY SHALL ISSUE TO THE HOLDER THE NUMBER OF WARRANT UNITS EQUAL TO THE NUMBER OF WARRANT SHARES ISSUED UPON EXERCISE OF THE REGISTERED WARRANTS. EXCEPT AS SET FORTH IN SECTION 5 BELOW (PAYMENT OF CASH IN LIEU OF FRACTIONAL UNITS), IN NO EVENT WILL THE EXERCISE OF THIS WARRANT BE SETTLED BY THE PAYMENT OF ANY CASH TO THE HOLDER.

9. NO FRACTIONAL UNITS. NO FRACTIONAL WARRANT UNITS WILL BE ISSUED IN CONNECTION WITH ANY EXERCISE OF THIS WARRANT. IN LIEU OF ANY FRACTIONAL UNITS THAT WOULD OTHERWISE BE ISSUABLE, THE NUMBER OF WARRANT UNITS TO BE ISSUED SHALL BE ROUNDED DOWN TO THE NEXT WHOLE NUMBER AND THE COMPANY SHALL PAY THE HOLDER IN CASH THE FAIR MARKET VALUE (BASED ON THE LAST VWAP (AS DEFINED IN THE REGISTERED WARRANT) IMMEDIATELY PRECEDING THE TIME OF DELIVERY OF THE APPLICABLE EXERCISE NOTICE) FOR ANY SUCH FRACTIONAL UNITS.

Annex A-4

10. TAX TREATMENT. THE COMPANY AND THE HOLDER ACKNOWLEDGE AND AGREE THAT, FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS WARRANT SHALL BE TREATED AS IF IT WERE EXERCISED ON THE ORIGINAL ISSUE DATE AND, ACCORDINGLY, SHALL BE TREATED AS A NUMBER OF OUTSTANDING COMMON UNITS EQUAL TO THE NUMBER OF WARRANT UNITS THAT ARE ISSUABLE UPON THE EXERCISE OF THIS WARRANT, INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF ARTICLE VI OF THE PARTNERSHIP AGREEMENT.

11. NOTICES. ANY AND ALL NOTICES OR OTHER COMMUNICATIONS OR DELIVERIES HEREUNDER TO BE GIVEN OR MADE BY THE HOLDER TO OR ON THE COMPANY OR BY THE COMPANY TO OR ON THE HOLDER SHALL BE SUFFICIENTLY GIVEN IF DELIVERED IN ACCORDANCE WITH SECTION 15.2 OF THE PARTNERSHIP AGREEMENT.

12. MISCELLANEOUS.

a.

No Rights as a Partner. Except as expressly set forth in Section 3 and Section 6 hereof, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive distributions, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a partner of the Company or any right to vote, give or withhold consent to any partnership action (whether any reorganization, issue of units, reclassification of units, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive distributions or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Units which such Person is then entitled to receive upon the due exercise of this Warrant, except to the extent expressly set forth herein.

b.

Transfers. Notwithstanding any provision herein to the contrary, the Holder may only transfer this Warrant in accordance with Section 11.2 of the Partnership Agreement to a successor General Partner (as defined in the Partnership Agreement).

c.

Successors and Assigns. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

d.

Amendment and Waiver. Except as otherwise provided herein, this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

e.	Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

Annex A-5

f.

Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

g.

Counterparts. This Warrant may be executed in any number of original or facsimile counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Warrant or in any other certificate, agreement or document related to this Warrant shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

h.	Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

Annex A-6

i.

Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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Annex A-7

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

HUDSON PACIFIC PROPERTIES, L.P.

By:
Name:
Title:

Annex A-8